UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2011

Behringer Harvard Mid-Term Value Enhancement Fund I LP
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-51292	71-0897613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1610
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02           Results of Operation and Financial Condition

The information set forth in Item 7.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 7.01           Regulation FD Disclosure.

ESTIMATED VALUE PER LIMITED PARTNERSHIP UNIT

The limited partnership agreement of Behringer Harvard Mid-Term Value Enhancement Fund I LP (which may be referred to as the “Fund,” “we,” or “our”) requires that the Fund’s general partners provide its limited partners annually an estimate of value of the Fund’s limited partnership units.  As of December 31, 2009, Behringer Harvard Advisors I, LP, the Fund’s co-general partner (the “General Partner”), estimated a value of $7.09 per limited partnership unit.  The estimated valuation was revised to $6.46 in May 2010 following the sale of the Hopkins Building and a special distribution of $0.63 per unit to the Fund’s limited partners.

On January 14, 2011, the General Partner adopted a new estimated value per limited partnership unit as of December 31, 2010 of $5.05.  As part of the General Partner’s valuation process, and as required by the Fund’s limited partnership agreement, the General Partner has obtained the opinion of an independent third party, Robert A. Stanger & Co., Inc., that the estimated valuation is reasonable and was prepared in accordance with appropriate methods for valuing real estate.  Robert A. Stanger & Co., founded in 1978, is a nationally recognized investment banking firm specializing in real estate, REITs and direct participation programs such as the Fund.

As with any valuation methodology, the General Partner’s methodology is based upon a number of estimates and assumptions that may not be accurate or complete.  Different parties with different assumptions and estimates could derive a different estimated value per unit, and these differences could be significant.  The estimated value per unit does not represent the fair value according to generally accepted accounting principles (“GAAP”) of the Fund’s assets less its liabilities, nor does it represent the amount the Fund’s units would trade at on a national securities exchange.

Methodology

The Fund’s objective in calculating an estimated value per unit is to arrive at a value that is reasonable and supportable using what the General Partner deems to be appropriate valuation methodologies, in accordance with the valuation methodology required by the Fund’s limited partnership agreement.  The following is a summary of the valuation methodologies used by the General Partner.

Investments in Real Estate: The General Partner estimated the value of the Fund’s investments in real estate for purposes of calculating an estimated value per unit by using a 10-year discounted cash flow analysis.  The General Partner calculated the value of the Fund’s investments in real estate using internally prepared cash flow estimates, terminal capitalization rates within historical average ranges and discount rates that fall within ranges the General Partner believes are used by similar investors.  The capitalization rate ranges and discount rate ranges were obtained from third-party service providers and the capitalization rate ranges were gathered for specific metro areas and applied on a property-by-property basis.  The cash flow estimates, capitalization rates and discount rates for each property were selected by the real estate professionals at the General Partner based on their expertise in managing commercial real estate.

The General Partner believes that these valuation methodologies are among those that are industry standard and acceptable valuation methodologies.  The estimated values for the Fund’s investments in real estate may not represent current market values or fair values as determined in accordance with GAAP.  Real estate is currently carried at its amortized cost basis in the Fund’s financial statements, subject to any adjustments applicable under GAAP.

The estimated value per unit of the Fund’s limited partnership units does not reflect a liquidity discount for the fact that its units are not currently traded on a national securities exchange or a discount for partnership overhead and other costs that may be incurred, including any costs of any sale of the Fund’s assets.  Different parties using different assumptions and estimates could derive a different estimated value per unit, and these differences could be significant.  The markets for real estate can fluctuate and values are expected to change in the future.

Limitations of Estimated Value Per Unit

The estimated value per unit set forth above will first appear on the Fund’s investor account statements for the fourth quarter of 2010.  In addition, as of January 15, 2011, the Fund will report this estimated value per unit to fiduciaries of retirement plans preparing annual valuation statements and input the estimated value in the data system used by the Fund that provides information to its investors and to broker dealers who have customers who have invested in the Fund’s units.

As with any valuation methodology, the General Partner’s methodology is based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per unit. Accordingly, with respect to the estimated value per unit, the Fund can give no assurance that:

•	a unit holder would be able to resell his or her units at this estimated value;
•
a unit holder would ultimately realize distributions per unit equal to the Fund’s estimated value per unit upon liquidation of the Fund’s assets and settlement of its liabilities or a sale of the Fund;

•	the Fund’s units would trade at the estimated value per unit on a national securities exchange; or
•	the methodology used to estimate the Fund’s value per unit would be acceptable to FINRA or under ERISA for compliance with their respective reporting requirements.

Further, the estimated value per unit has been determined as of December 31, 2010.  Because there are only four assets remaining in the Fund, a change in circumstance in any single asset can have a material impact on the valuation of the Fund. Since the last valuation of the Fund, the sole tenant occupying all 73,349 square feet of the 2800 Mockingbird property in Dallas, Texas chose to vacate the facility.  The costs to pay expenses during the time of vacancy and the costs to re-lease the property negatively affected this year’s valuation. In addition, because of the reduction in rent received by the Fund from the 2800 Mockingbird vacancy, the Fund also had to use more cash on deposit, which also negatively affected the valuation.  We continue to work to re-lease or sell 2800 Mockingbird.  On the other hand, we are pleased to report we successfully secured the renewal of ASC, who renewed its lease for an additional 11 years at the 28,800 square foot facility at 1401 Plano Parkway in Richardson, Texas.  Tenant improvement work is currently proceeding at the property and this asset will be marketed for sale this year and the net proceeds distributed to the unit holders.

The value of the Fund’s units will fluctuate over time in response to developments related to individual assets in its portfolio and the management of those assets and in response to the real estate and finance markets.  As contemplated by the Fund’s limited partnership agreement, the General Partner intends to update its estimated value per unit annually but does not intend to make any attempt to establish any estimated valuations of the Fund’s units in the interim.  There is no assurance as to the extent to which the current estimated valuation should be relied upon for any purpose after its effective date regardless that it may be published on any statement issued by the Fund or otherwise.

As the Fund continues its portfolio disposition phase and assets are sold, the number of assets available to create usable cash flow declines.  As a result, the Fund’s general partners continue to evaluate various options, including cost savings initiatives, distribution reduction, possible conversion to a liquidating trust structure, or a more rapid execution of the disposition phase.  In the meantime, the Fund is diligently working to renew current leases or secure new leases with quality tenants to increase net operating income and the ultimate value of our assets and to execute on other value creation strategies.  We are also trying to minimize expenses when possible.

FORWARD LOOKING STATEMENTS

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false.  The Fund cautions investors not to place undue reliance on forward-looking statements, which reflect the Fund’s management’s view only as of the date of this Report.  The Fund undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.  Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include changes in general economic conditions, changes in real estate conditions, increases in interest rates, lease-up risks, inability to obtain new tenants upon the expiration of existing leases, and the potential need to fund tenant improvements or other capital expenditures out of operating cash flow.  The forward-looking statements should be read in light of the risk factors identified in the “Risk Factors” section of the Fund’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC and the risks identified in Part II, Item 1A of its subsequent quarterly reports.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP

	By:	Behringer Harvard Advisors I LP
Co-General Partner

		By:	Harvard Property Trust, LLC
General Partner

Dated: January 14, 2011			By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President –
Corporate Development & Legal
and Secretary